Exhibit 99.1

Hyperfeed Technologies (ticker: HYPR, exchange: NASDAQ) News Release - 5/6/04

HyperFeed Technologies Reports First Quarter 2004 Results

CHICAGO, May 7, 2004 — HyperFeed Technologies, Inc. (Nasdaq: HYPR), a provider of ticker plant technologies and managed data and hosting services to the financial community, today reported results for the first quarter ended March 31, 2004.

HyperFeed’s revenue in the quarter was $775,000, versus $175,000 in the same quarter in 2003, representing an increase of 343% year over year.  In this quarter, HyperFeed signed contracts in excess of $7.4 million for software and data management services increasing booked, yet unrecognized revenue to $12.2 million.  Of this amount, HyperFeed expects to recognize $3.7 million for the remainder of 2004 and $8.4 million for 2005 and beyond.

“Institutional investments in technology used to mean a new router or switching technology.  Today’s critical technology investments are in software.  Our first quarter sales results, coupled with our next generation technology and increased brand recognition, demonstrate our successful transformation to a software and services company,” commented Paul Pluschkell, President and CEO of HyperFeed Technologies.

The Company reported a net loss from continuing operations of ($2.3 million) for the quarter, or ($0.77) per share, versus ($1.2 million), or ($0.47) per share, in the same period in 2003.  The increase in net loss from continuing operations was a result of severance paid to the Company’s former Chairman, as well as continued investment focused on developing next generation data technologies.  Including discontinued operations, the Company reported a net loss of ($2.2 million), or ($0.73) per share for the quarter ended March 31, 2004 versus ($.8 million) or ($0.31) per share in the same period for 2003.  “The increase in net loss was due to our decision to invest in new data services and to fast-track our product development, resulting in a substantial increase in our booked, yet unrecognized revenue and current pipeline for future revenue growth,” said Pluschkell.  Subsequent to the quarter, the Company reduced annual operating expenses by $1.2 million.

About HyperFeed Technologies, Inc.

HyperFeed Technologies, Inc. (Nasdaq: HYPR) provides high-performance software and enterprise services to process, transmit, distribute and manage market data.  HyperFeed’s market-leading software technology serves as a corporate-wide ticker plant, providing financial institutions with the flexibility and agility to control their own data sources and data content in a cost-effective manner.

HyperFeed’s MEPS (Managed Exchange Platform Services) and H.Box products are specifically designed to support real-time market data, data management, data reporting, and value-added services for use in delivering and receiving financial content with a competitive edge. Its software can be used with industry-leading APIs, third-party applications or online desktop solutions.  MEPS and H.Box have flexible licensing models that can fulfill the needs of exchanges, financial institutions, content providers, channel partners and value-added resellers.

In addition, a new multicast global network distribution service for real-time financial applications and content known as the Data Delivery Utility (DDU) was launched with SAVVIS Communications in December 2003.  With DDU, for the first time, all publishers of financial content can provide their service locally and be aggregated with other forms of content in a raw or normalized fashion at the customer premise.  Data-vendor agnostic, this Utility can collect the information the customer wants directly from such key data sources as exchanges, content providers and proprietary sources.

Safe Harbor Disclosure

The statements made herein that are not historical in nature are intended to be and are identified as “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, particularly in reference to statements regarding our expectations, plans and objectives.  Forward-looking statements may be impacted by a number of factors, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Our filings with the Securities and Exchange Commission identify factors that could cause material differences.  Among these factors are our ability to: i) successfully execute our new business model; ii) fund our business either through continuing operations or external financing; iii) successfully attract, retain and integrate key employees; iv) compete successfully against competitive products and services; v) deliver and maintain performance standards according to the terms and conditions of our customer contracts; vi) maintain relationships with key suppliers and providers of market data; vii) maintain our existing customer base while diversifying the Company’s presence in the financial institutional marketplace; viii) develop, complete and introduce new product and service initiatives in a timely manner and at competitive price and performance levels; ix) manage the timing of the development and introduction of new products or enhanced versions of existing products; x) gain the market’s acceptance of new products; and xi) respond to the effect of economic and business conditions generally.  The Company cautions readers that forward-looking statements, including and without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, income and margin are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements due to any number of risk factors.

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Balance Sheets (Unaudited)

March 31, 2004 and December 31, 2003

	March 31, 2004	December 31, 2003
Assets
Current Assets
Cash and cash equivalents	$1,160,396	$4,668,038
Accounts receivable, less allowance for doubtful accounts of: 2004: $4,998; 2003: $0	1,442,828	797,048
Notes receivable, less allowance for doubtful accounts of: 2004: $50,000; 2003: $50,000	142,131	150,465
Prepaid expenses and other current assets	234,343	173,816
Assets related to discontinued operations	626,965	811,878
Total Current Assets	3,606,663	6,601,245

Property and equipment
Computer equipment	1,534,482	2,343,853
Communication equipment	1,031,370	1,296,550
Furniture and fixtures	104,830	82,839
Leasehold improvements	531,809	531,809
	3,202,491	4,255,051
Less: Accumulated depreciation and amortization	(2,019,441)	(3,019,964)
	1,183,050	1,235,087
Intangible assets, net of accumulated amortization of: 2004: $85,000; 2003: $70,000	95,000	110,000
Software development costs, net of accumulated amortization of: 2004: $2,160,819; 2003: $2,733,126	1,727,720	1,732,721
Deposits and other assets	35,205	35,205
Total Assets	$6,647,638	$9,714,258

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$570,125	$605,644
Accrued expenses	674,049	587,193
Accrued compensation	79,968	73,157
Income taxes payable	40,000	40,000
Unearned revenue	460,000	15,000
Liabilities related to discontinued operations	1,051,120	2,419,879
Total Current Liabilities	2,875,262	3,740,873

Accrued expenses, less current portion	294,142	292,676
Total Noncurrent Liabilities	294,142	292,676
Total Liabilities	3,169,404	4,033,549

Stockholders’ Equity
Preferred stock, $.001 par value; authorized 5,000,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 50,000,000 shares; issued and outstanding 3,056,421 shares at March 31, 2004 and 3,051,989 shares at December 31, 2003	3,056	3,052
Additional paid-in capital	46,090,770	46,070,113
Accumulated deficit	(42,615,592)	(40,392,456)
Total Stockholders’ Equity	3,478,234	5,680,709
Total Liabilities and Stockholders’ Equity	$6,647,638	$9,714,258

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (Unaudited)

	For The Three Months Ended March 31,
	2004	2003
Revenue
HyperFeed	$649,010	$–
HYPRWare	126,301	175,029
Total Revenue	775,311	175,029

Direct Costs of Revenue	463,668	336,744

Gross Margin	311,643	(161,715)

Operating Expenses
Sales and marketing	487,847	–
General and administrative	1,022,088	579,703
Research and development	323,753	422,500
Operations	678,094	–
Depreciation and amortization	214,068	270,765
Total Operating Expenses	2,725,850	1,272,968

Loss from Operations	(2,414,207)	(1,434,683)

Other Income
Interest income	6,764	2,873
Net Other Income	6,764	2,873

Loss from Continuing Operations Before Income Taxes	(2,407,443)	(1,431,810)
Income taxes	71,000	252,000
Loss from Continuing Operations	(2,336,443)	(1,179,810)

Discontinued Operations
Income (loss) from discontinued operations, net of taxes (benefit) of: 2004: $(73,000); 2003: $252,000	(117,693)	404,922
Gain on disposition of discontinued operations, net of taxes of: 2004: $144,000	231,000	—
Income from Discontinued Operations	113,307	404,922

Net Loss	$(2,223,136)	$(774,888)

Basic and diluted net income (loss) per share:
Continuing operations	$(0.77)	$(0.47)
Discontinued operations	0.04	0.16
Basic and diluted net loss per share	$(0.73)	$(0.31)

Basic and diluted weighted-average common shares outstanding	3,052,906	2,503,069

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows (Unaudited)

	For The Three Months Ended March 31,
	2004	2003
Cash Flows from Operating Activities:
Net loss	$(2,223,136)	$(774,888)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	214,068	270,765
Amortization of software development costs	339,490	336,744
Provision for doubtful accounts	4,998	—
Changes in assets and liabilities, net of effects from dispositions:
Accounts receivable	(650,778)	(30,512)
Prepaid expenses and other current assets	(60,527)	(73,097)
Deposits and other assets	—	1,502
Accounts payable	(35,519)	231,931
Accrued expenses	95,133	218,213
Unearned revenue	445,000	—
Net cash provided by (used in) continuing operations	(1,871,271)	180,658
Net cash used in discontinued operations	(1,183,846)	(353,760)
Net Cash Used In Operating Activities	(3,055,117)	(173,102)

Cash Flows from Investing Activities:
Purchase of property and equipment	(147,031)	(150,046)
Software development costs capitalized	(334,489)	(262,855)
Repayment of note receivable	8,334	—
Net Cash Used In Investing Activities	(473,186)	(412,901)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	20,661	15,178
Net Cash Provided By Financing Activities	20,661	15,178

Net decrease in cash and cash equivalents	(3,507,642)	(570,825)
Cash and cash equivalents:
Beginning of the period	4,668,038	1,096,711

End of the period	$1,160,396	$525,886

HyperFeed Contacts:	Christine Colp
Corporate Communication
HyperFeed Technologies, Inc., Chicago
(312) 913-2833
ccolp@hyperfeed.com